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                          FORM 8-K


              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549


                       CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 3, 2001




                  CROWN CENTRAL PETROLEUM CORPORATION
        (Exact name of registrant as specified in its charter)



     Maryland                    1-1059         52-0550682
(State or other jurisdiction  (Commission      (IRS Employer
of incorporation)             File Number)   Identification No.)


         One North Charles Street
         Baltimore, Maryland                   21201
(Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:(410)539-7400


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Item 5.   Other Events

     Crown Central Petroleum Corporation announced today that it has reached a second tentative collective bargaining agreement with the Paper, Allied-Industrial, Chemical, and Energy Workers International Union (PACE).

     Crown and PACE previously announced a tentative agreement on October 11, 2000, but the measure failed to receive the necessary votes when it was considered on October 18, 2000 by the local bargaining unit, Local 4-227, at Crown's Pasadena, Texas refinery. The agreement announced today is also subject to ratification by Local 4-227.

     If the agreement is approved, PACE will cease all boycott activities, resolve all litigation with Crown, and end the "corporate campaign" against the Company that was initiated by its affiliate, the Oil, Chemical, and Atomic Workers Union. In addition, the collective bargaining agreement would bring an end to the lockout of the bargaining unit employees at the Pasadena refinery, which began in February 1996. Crown and PACE have also agreed to the terms governing the return to work of bargaining unit members following ratification of the collective bargaining agreement.



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Item 7(c)         EXHIBITS


Exhibit No.       Description
-----------       -----------


    99            Press Release.


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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            CROWN CENTRAL PETROLEUM CORPORATION
                            (Registrant)


                            By: /s/ John E. Wheeler, Jr.
                                ----------------------------
                            Name:  John E. Wheeler, Jr.
                            Title: Executive Vice President --
                            Chief Financial Officer


Dated:   January 3, 2001

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                                EXHIBIT INDEX
                                -------------


Exhibit No.       Description
-----------       -----------


    99            Press Release.